Exhibit 10.2

FIRST AMENDMENT TO

SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 26th day of June, 2019, by and between SILICON VALLEY BANK, a California corporation (“Bank”) and 10X GENOMICS, INC., a Delaware corporation (“Borrower”).

RECITALS

A.    Bank and Borrower have entered into that certain Second Amended and Restated Loan and Security Agreement dated as of February 9, 2018 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Term Loan Amortization Date and the Tranche B Draw Period and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.    Definitions. Capitalized terms used but not defined in this Amendment, including its preamble and recitals, shall have the meanings given to them in the Loan Agreement.

2.    Amendments to Loan Agreement.

2.1    Section 6.2 (Financial Statements, Reports, Certificates).

(a)    Section 6.2 of the Loan Agreement is hereby amended by deleting Sections 6.2(a) through 6.2(d) and Section 6.2(f) in their entirety and replacing them with the following:

(a)    a Borrowing Base Report (and any schedules related thereto and including any other information reasonably requested by Bank with respect to Borrower’s Accounts) (i) upon each request for an Advance, (ii) within thirty (30) days after the last day of each month, and (iii) at Bank’s option in its sole discretion while there are outstanding Advances, within five (5) days after the last day of each week; provided however, the reporting in clause (ii) of this Section 6.2(a) shall not be required if there were no Advances outstanding during such period through and including the date that the reporting would otherwise be required to be delivered;

(b)    within thirty (30) days after the last day of each month, (i) monthly accounts receivable agings, aged by invoice date, (ii) monthly accounts payable agings, aged by invoice date, and outstanding or held check registers, if any, and (iii) monthly reconciliations of accounts receivable agings (aged by invoice date), transaction reports, and general ledger; provided however, the reporting in this Section 6.2(b) shall not be required if there were no Advances outstanding during such period through and including the date that the reporting would otherwise be required to be delivered;

(c)    as soon as available, but no later than thirty (30) days after the last day of each month (but upon the occurrence of an IPO and at all times thereafter, not later than forty-five (45) days after the last day of each fiscal quarter of the first three (3) quarters of Borrower’s fiscal year and not later than ninety (90) days after the last day of Borrower’s fiscal year), a company-prepared consolidated balance sheet and income statement (including, without limitation, a profit and loss statement) covering Borrower’s consolidated operations for such month if no IPO has occurred and for such quarter upon the occurrence of an IPO and at all times thereafter, certified by a Responsible Officer and in a form acceptable to Bank in its reasonable discretion (the “Period-Ending Financial Statements”);

(d)    within thirty (30) days after the last day of each month and together with the applicable Period-Ending Financial Statements, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and setting forth calculations showing compliance with the financial covenants set forth in this Agreement and such other information as Bank may reasonably request; provided that, upon the occurrence of an IPO and at all times thereafter, such Compliance Certificate shall be delivered within (i) forty-five (45) days after the last day of each fiscal quarter of the first three (3) quarters of Borrower’s fiscal year and together with the applicable Period-Ending Financial Statements, and (ii) the earlier of (x) ninety (90) days after the last day of Borrower’s fiscal year and together with the applicable Period-Ending Financial Statements, or (y) five (5) days after Borrower files any 10-K with the SEC;

(f)    as soon as available, and in any event within two hundred seventy (270) days after the last day of Borrower’s fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion (other than a qualification as to going concern typical for venture backed companies similar to Borrower) on the financial statements from an independent certified public accounting firm reasonably acceptable to Bank (“Audited Financial Statements”); provided, however, for any fiscal year for which the Board does not require Borrower to prepare audited financial statements, Borrower shall instead deliver to Bank, as soon as available, but no later than thirty (30) days after the last day of Borrower’s fiscal year, a company-prepared consolidated balance sheet and income statement covering Borrower’s consolidated operations during such fiscal year certified by a Responsible Officer and in a form acceptable to Bank; and provided, further, however, that upon the occurrence of an IPO and at all times thereafter, Audited Financial Statements shall be delivered within five (5) days after Borrower files any 10-K with the SEC;

2.2    Section 6.6 (Access to Collateral; Books and Records). Section 6.6 of the Loan Agreement is hereby amended by deleting the last sentence therein of such Section in its entirety and replacing it with the following:

In the event Borrower and Bank schedule an audit more than eight (8) days in advance, and Borrower cancels or seeks to or reschedules the audit with less than eight (8) days written notice to Bank, then (without limiting any of Bank’s rights or remedies) Borrower shall pay Bank a fee of Two Thousand Dollars ($2,000) plus any out-of-pocket expenses incurred by Bank to compensate Bank for the anticipated costs and expenses of the cancellation nor rescheduling.

2.3    Section 6.12 (Online Banking). Section 6.12(b) of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(b)    Comply with the terms of the Bank’s Online Banking Agreement as in effect from time to time and ensure that all persons utilizing Bank’s online banking platform are duly authorized to do so by an Administrator. Bank shall be entitled to assume the authenticity, accuracy and completeness on any information, instruction or request for a Credit Extension submitted via Bank’s online banking platform and to further assume that any submissions or requests made via Bank’s online banking platform have been duly authorized by an Administrator.

2.4    Section 6.13 (Formation or Acquisition of Subsidiaries). Section 6.13 of the Loan Agreement is hereby amended by deleting the first sentence leading up to clause (a) therein of such Section, and replacing it with the following:

Notwithstanding and without limiting the negative covenants contained in Sections 7.3 and 7.7 hereof, at the time that Borrower or any Guarantor forms any direct or indirect Subsidiary or acquires any direct or indirect Subsidiary after the Effective Date (including, without limitation, pursuant to a Division), upon Bank’s request in its sole and absolute discretion, Borrower and such Guarantor shall

2.5    Section 7.1 (Dispositions). Section 7.1 of the Loan Agreement is hereby amended by deleting the first sentence leading up to clause (a) therein of such Section, and replacing it with the following:

Convey, sell, lease, transfer, assign, or otherwise dispose of (including, without limitation, pursuant to a Division) (collectively, “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of its business or property, except for Transfers

2.6    Section 7.2 (Changes in Business, Management, Ownership, or Business Locations). Section 7.2 of the Loan Agreement is hereby amended by adding the following sentence at the end of the last paragraph of such Section:

If Borrower intends to add any new offices or business locations, including warehouses, containing in excess of Two Million Dollars ($2,000,000) of Borrower’s assets or property, then Borrower will first receive the written consent of Bank, and the landlord of any such new offices or business locations, including warehouses, shall execute and deliver a landlord consent in form and substance satisfactory to Bank.

2.7    Section 7.3 (Mergers or Acquisitions). Section 7.3 of the Loan Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

7.3    Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (an “Acquisition”) (including, without limitation, by the formation of any Subsidiary or pursuant to a Division) other than in connection with a Permitted Acquisition, provided that a Subsidiary may merge or consolidate into another Subsidiary or into Borrower.

2.8    Section 13.1 (Definitions).

(a)    The following terms and their respective definitions set forth in Section 13.1 of the Loan Agreement are hereby amended by deleting them in their entirety and replacing them with the following:

“Administrator” is an individual that is named:

(a)    as an “Administrator” in the “SVB Online Services” form completed by Borrower with the authority to determine who will be authorized to use SVB Online Services (as defined in Bank’s Online Banking Agreement as in effect from time to time) on behalf of Borrower; and

(b)    as an Authorized Signer of Borrower in an approval by the Board.

“Applicable Number” is thirty-six (36).

“Term Loan Amortization Date” is January 1, 2020.

“Tranche B Draw Period” is the period of time commencing on October 1, 2018 and continuing through the earlier to occur of (a) December 31, 2019 and (b) the occurrence and continuance of an Event of Default.

(b)    The defined term “Monthly Financial Statements” and its definition as set forth in Section 13.1 of the Loan Agreement are hereby deleted in their entirety and all occurrences of and references to such term in the Loan Agreement are hereby deleted in their entirety and from and after the date of this Amendment shall be of no further force and effect under the Loan Agreement.

(c)    The following new defined term and its respective definition are hereby inserted alphabetically in Section 13.1 of the Loan Agreement:

“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited liability companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.

“IPO” means, Borrower’s initial, underwritten public offering and sale of its common stock pursuant to an effective registration statement under the Securities Exchange Act of 1933, as amended.

“Period-Ending Financial Statements” is defined in Section 6.2(c).

2.9    Compliance Certificate. The Compliance Certificate attached to the Loan Agreement as Exhibit B is hereby replaced in its entirety with the Compliance Certificate attached hereto as Exhibit B. From and after the date hereof, all references in the Loan Agreement to the Compliance Certificate shall be deemed to refer to the Compliance Certificate in the form attached hereto as Exhibit B.

3.    Limitation of Amendments.

3.1    The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2    This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.    Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1    Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2    Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3    The organizational documents of Borrower delivered to Bank as of the date hereof remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6    The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7    This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.    Integration. This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.    Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.    Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a fully-earned, non-refundable amendment fee in an amount equal to Fifty Thousand Dollars ($50,000), and (c) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

10X GENOMICS, INC.

By:	/s/ Serge Saxonov
Name:	Serge Saxonov
Title:	Chief Executive Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Peter Sletteland
Name:	Peter Sletteland
Title:	Vice President

[Signature Page to First Amendment to Second Amended and Restated Loan and Security Agreement]

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM:	10X GENOMICS, INC.

The undersigned authorized officer of 10X GENOMICS, INC., a Delaware corporation (“Borrower”), certifies that under the terms and conditions of the Second Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries, if any, relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that the attached financial statements are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes, and with respect to unaudited financial statements, subject to normal year-end adjustments and for the absence of footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.
Reporting Covenants	Required	Complies
Period-Ending Financial Statements with Compliance Certificate (“CC”)	Either (i) monthly within 30 days if no IPO has occurred, or (ii) upon an IPO, quarterly within (A) 45 days for each fiscal quarter of the first 3 quarters of Borrower’s fiscal year and (B) the earlier of (x) 90 days after the last day of Borrower’s fiscal year or (y) 5 days after filing any 10-K with SEC.	Yes No

Annual financial statements	(a) if audited is required by the Board, FYE within 270 days (CPA Audited) and (b) if audited is not required by the Board, FYE within 30 days (company-prepared). Upon an IPO, within 5 days after filing with SEC.	Yes No

10-Q, 10-K and 8-K	Within 5 days after filing with SEC.	Yes No

A/R & A/P Agings; General Ledger	Monthly within 30 days*	Yes No

Borrowing Base Reports	Upon each (i) Advance request, (ii) monthly within 30 days,* and (iii) at Bank’s option in its sole discretion while there are outstanding Advances, weekly within 5 days.	Yes No

Board-approved projections	FYE within 60 days and within 30 days of any updates or amendments thereto.	Yes No

B-1

*   Provided, however, this reporting shall not be required for any period if there were no Advances outstanding during such period through and including the date that the reporting would otherwise be required to be delivered

Financial Covenant	Required	Actual	Complies
Maintain on a Monthly Basis: Minimum Revenue _________________ (trailing 6 month)	Tested as of the last day of each month,
minimum GAAP revenue for the trailing 6
month period then ended, of at least 70% of
Borrower’s projected performance for such
month as outlined in Borrower’s 2018- 2019
	Financial Projections	$	Yes No

Other Matters

Have there been any (i) amendments of or other changes to the capitalization table of Borrower or (ii) amendments or other changes to the Operating Documents of Borrower or any of its Subsidiaries? If yes, provide copies of any such amendments or changes with this Compliance Certificate.	Yes	No

The following are the exceptions with respect to the certification above: (If no exceptions exist, state “No exceptions to note.”)

10X GENOMICS, INC.	BANK USE ONLY

By:	Received by:
Name:		AUTHORIZED SIGNER

Title:	Date:

Verified:
AUTHORIZED SIGNER

Date:

Compliance Status: Yes No

B-2